Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned Directors of GENERAL DYNAMICS CORPORATION, a Delaware corporation, hereby constitutes and appoints each of JAY L. JOHNSON, L. HUGH REDD and GREGORY S. GALLOPOULOS as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the 2009 Annual Report on Form 10-K of General Dynamics Corporation, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary as fully as to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 3rd day of February 2010.

/s/ Nicholas D. Chabraja Nicholas D. Chabraja	/s/ John M. Keane John M. Keane

/s/ James S. Crown James S. Crown	/s/ Lester L. Lyles Lester L. Lyles

/s/ William P. Fricks William P. Fricks	/s/ William A. Osborn William A. Osborn

/s/ Jay L. Johnson Jay L. Johnson	/s/ J. Christopher Reyes J. Christopher Reyes

/s/ George A. Joulwan George A. Joulwan	/s/ Robert Walmsley Robert Walmsley

/s/ Paul G. Kaminski Paul G. Kaminski